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                                                                   EXHIBIT 10.21

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

                  This First Amendment (the "Amendment") to that certain Employment Agreement dated as of December 5, 2003 (the "Employment Agreement") among Joseph Fortunato (the "Executive") and General Nutrition Centers, Inc., a Delaware corporation (the "Company") is entered into as of the 12th day of February 2004 among the Executive and the Company.

                  The Employment Agreement is hereby amended to the extent set forth below, such amendment to be effective upon the execution hereof by the Company and the Executive. All other provisions of the Employment Agreement shall remain in full force and effect.

                  1. Section 4.3(c)(iv) of the Employment Agreement is hereby amended to read in its entirety as follows:

                  (iv) Unless prohibited by law or, with respect to any insured benefit, the terms of the applicable insurance contract, the Executive shall (A) continue to participate in, and be covered under, the Company's group life, disability, sickness, accident and health insurance programs on the same basis as other executives of the Company and (B) continue to be entitled to the perquisites available to the Executive immediately preceding his date of termination as provided in the Perquisite Policy for Senior Executives (as such policy may be amended by the Board of Directors of the Company from time to time), in each case (x) through to the expiration of the Employment Period, or,
(y) in the event that Executive's Base Salary is being paid pursuant to clause
(ii) of this Section 4.3(C), for the two (2) year period the Executive is entitled to such payment, without giving effect to any further extensions pursuant to SECTION 2.2 hereof.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement, intending it as a document under seal, as of the date first above written.

WITNESS/
ATTEST:                                   GENERAL NUTRITION CENTERS, INC.

/s/ Thomasine Kiggins                     By:  /s/ James
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                                              Name:  M. Sander
                                              Title: James M. Sander

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Senior Vice President

                                          EXECUTIVE

/s/ Tracy Helfer                           /s/  Joseph Fortuanto
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                                          Joseph Fortuanto

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